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                                                                   Exhibit 10.16

                                      NOTE

$ _______                                                                 [DATE]


            FOR VALUE RECEIVED, ______________ (the "Borrower"), hereby unconditionally promises to pay to the order of TravelCenters of America, Inc., a Delaware corporation (the "Company"), or its registered assigns, the aggregate principal amount of _______________________________________ ($ ________) in
lawful money of the United States of America (the "Loan").

            The Borrower is an employee of either the Company or one of its subsidiaries. The Company and the Borrower have entered into a subscription agreement, dated as of the date first above written (the "Subscription Agreement"), pursuant to which the Borrower subscribed for shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Borrower has requested that the Company make the Loan to the Borrower as the purchase price of the Shares, and the Company is willing to make the Loan to the Borrower, upon the terms and subject to the conditions contained herein.

            1. Interest and Payment. Interest shall accrue at an annual rate of ____ Percent, compounded semi-annually. Accrued and unpaid interest, together with unpaid principal, if not sooner paid, shall be due and payable on the earliest of (i) the date the Borrower or his transferees (as permitted in the Stockholders' Agreement, dated as of March 6, 1997 between the Company and certain of its stockholders) are no longer the beneficial owners of the Shares,
(ii) the lapse or waiver of the Borrower's put option under Section 6 of the Management Subscription Agreement or the closing of the purchase of the Borrower's Shares under such Section 6 and (iii) the ninth anniversary of

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the date first above written. The Loan may be prepaid, in whole or in part, without premium or penalty, at any time.

            2. Conditions. The obligation of the Company to make the Loan is subject to the execution and delivery by the Borrower of the Pledge Agreement dated the date hereof made by the Borrower to the Company in substantially the form of Exhibit A hereto.

            3. Miscellaneous. To the extent permitted by law, the Borrower waives diligence, presentment, demand, demand for payment, notice of non-payment, notice of dishonor, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

            No waiver or modification of the terms of this Note shall be valid unless in writing signed by the Company and then only to the extent therein set forth.

            This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the day and year first above written.

                                        ----------------------------------------
                                        [Borrower]


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                                PLEDGE AGREEMENT

            Pledge Agreement, dated as of _____________, made by _____________ (the "Pledgor"), to TravelCenters of America, Inc., a Delaware corporation (the "Company").

            Pledgor is the owner of the shares (the "Pledged Shares") of stock described in Schedule 1 hereto and issued by the Company. The Company has agreed to lend Pledgor ___________________________________________ ($ ________) (the
"Loan"), to be evidenced by a note to be executed by Pledgor simultaneously herewith (the "Note"). It is a condition precedent to the making of the Loan under the Note that Pledgor shall have made the pledge contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Company to make the Loan under the Note, Pledgor hereby agrees with the Company as follows:

            1. Pledge. Pledgor hereby pledges to the Company and grants the Company a security interest in the Pledged Shares.

            2. Security for Obligations. This Pledge Agreement secures the payment of all of Pledgor's obligations under the Note.

            3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Shares shall be delivered to and held by the Company and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Company.

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            4. Representations and Warranties. Pledgor represents and warrants that Pledgor is the legal and beneficial owner of the Pledged Shares.

            5. Further Assurances. Pledgor agrees that from time to time it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Company may request in order to perfect and protect the pledge and security interest granted hereby.

            6. Continuing Security Interest. This Agreement shall be a continuing assignment of, and security interest in, the Pledged Shares and shall remain in full force and effect until payment of all obligations under the Note. Upon the payment in full of all such obligations, Pledgor shall be entitled to the return of the Pledged Shares.

            7. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Note.

            IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered as of the date first written above.


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                                        Name:
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